Exhibit 32.1
SECTION 1350 CERTIFICATIONS
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Orion Group Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Mark R. Stauffer and Christopher J. DeAlmeida, Chief Executive Officer and Chief Financial Officer , respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Mark R. Stauffer
November 9, 2017	Mark R. Stauffer
Chief Executive Officer

By:	/s/ Christopher J. DeAlmeida
November 9, 2017	Christopher J. DeAlmeida
Executive Vice President and Chief Financial Officer